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                                                       EXHIBIT 23.2
                                                       ------------

                  INDEPENDENT AUDITORS' CONSENT
                  -----------------------------

The Board of Directors
Emerson Electric Co.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report on the consolidated financial statements of Emerson Electric Co. as of September 30, 1994 and for the year then ended refers to a change in its method of accounting for post-retirement benefits other than pensions.



                                             /s/ KPMG Peat Marwick LLP
                                             KPMG Peat Marwick LLP


St. Louis, Missouri
September 12, 1995